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                                                                    EXHIBIT 3.18

                            A M E N D E D B Y L A W S

                                       OF

                             PHOENIX FUEL CO., INC.

                          (As Adopted October 1, 1977)

                                    SECTION 1

                           OFFICES AND CORPORATE SEAL

            1.1. Principal Office. In addition to its known place of business, which shall be the office of its statutory agent, the corporation shall maintain a principal office in Maricopa County, Arizona.

            1.2. Other Offices. The corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the board of directors, where the business of the corporation may be transacted with the same effect as though done at the principal office.

            1.3. Corporate Seal. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the corporation, but nevertheless if in any instance a corporate seal be used, the same shall, at the pleasure of the officer affixing the same, be either (a) circular in form, shall have inscribed thereon the name of the corporation, the year of its organization, and the words "Incorporated" and "Arizona," or (b) a circle containing the words "Corporate Seal" on the circumference thereof.

                                    SECTION 2

                                  STOCKHOLDERS

            2.1. Stockholders' Meetings. All meetings of stockholders shall be held at such place as may be fixed from time to time by the board of directors, or in the absence of direction by the board of directors, by the president or secretary of the corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            2.2. Annual Meetings. Annual meetings of stockholders shall be held on the second Monday in January, if not a legal holiday, and if a legal holiday, then on the next secular day following, or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Stockholders shall, at the annual meeting, elect a board of directors and transact such other business as properly may be brought before the meeting.

            2.3. Notice of Annual Meetings. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such
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meeting not less than ten nor more than fifty days before the date of the meeting. Stockholders entitled to vote at the meeting shall be determined as of 4 o'clock in the afternoon on the day before notice of the meeting is sent.

            2.4. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified, in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            2.5. Special Meetings of Stockholders. Special meetings of the stockholders, for any purpose or purposes, unless otherwise proscribed by statute or by the articles of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

            2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Stockholders entitled to vote at the meeting shall be determined as of 4 o'clock in the afternoon on the day before notice of the meeting is sent.

            2.7. Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

            2.8. Majority Required. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power present, whether in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by


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express provision of the statutes or of the articles of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

            2.9. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period.

            No stock shall be voted at any stockholders' meeting: (1) upon which any installment is due and unpaid until such arrears have been paid; (2) which shall have been transferred on the books of the corporation within ten (10) days next preceding the date of such meeting; (3) which belongs to the corporation.

            2.10. Action Without Meeting. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock entitled to vote with respect to the subject matter of the action.

            2.11. Waiver of Notice. Attendance of a stockholder at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder may waive notice of any annual or special meeting of stockholders by executing a written waiver of notice either before or after the time of the meeting.

                                    SECTION 3

                                    DIRECTORS

            3.1. Number. The number of directors which shall constitute the whole board shall be not fewer than three nor more than five. The directors shall be elected at the annual meeting of the stockholders, except as provided in 3.2. of this Section 3, and each director elected shall hold office until his or her successor is elected and qualifies. Directors need not be stockholders.

            3.2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

            3.3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.


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            3.4. Place of Meetings. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Arizona.

            3.5. Annual Meetings. The first meeting of each newly elected board of directors shall be held immediately following the annual meeting of stockholders and in the same place as the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver by all of the directors.

            3.6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            3.7. Special Meetings. Special meetings of the board may be called by the president or the secretary on one day's notice to each director, either personally or by mail or by telegram or by telephone; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

            3.8. Quorum. A majority of the membership of the board of directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the board, except as may be otherwise specifically provided by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            3.9. Action Without Meeting. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

            3.10. Waiver of Notice. Attendance of a director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any director may waive notice of any annual, regular or special meeting of directors by executing a written waiver of notice either before or after the time of the meeting.

                                    SECTION 4

                                    OFFICERS

            4.1. Designation of Titles. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice president, a secretary and a treasurer. The board of directors may also choose a chairman of the board, additional vice presidents, and one or more assistant secretaries and assistant treasurers. Any number of offices, except the offices of president and secretary, may be held by the same person.


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            4.2. Appointment of Officers. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president, one or more vice presidents, a secretary and a treasurer, and may choose a chairman of the board, each of whom shall serve at the pleasure of the board of directors. The board of directors at any time may appoint such other officers and agents as it shall deem necessary who shall hold their offices at the pleasure of the board of directors and who shall exercise such powers and perform such duties as shall be determined from time to time by the board.

            4.3. Salaries. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation. The salaries of the officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the board of directors.

            4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the board of directors at any time.

            4.5. Chairman of the Board. The chairman of the board, if one shall have been appointed and be serving, shall preside at all meetings of the board of directors and shall perform such other duties as may be from time to time assigned to him or her.

            4.6 President. The president shall preside at all meetings of stockholders, and if a chairman of the board shall not have been appointed or, having been appointed, shall not be serving or be absent, the president shall preside at all meetings of the board of directors. He or she shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the corporation, and shall act as operating and directing head of the corporation, subject to policies established by the board of directors.

            4.7. Vice Presidents. There shall be as many vice presidents as shall be determined from time to time and they shall perform such duties as may be from time to time assigned to them. Any one of the vice presidents, as authorized by the board, shall have all the powers and perform all the duties of the president in case of the temporary absence of the president or in case of his or her temporary inability to act. In case of the permanent absence or inability of the president to act, the office shall be declared vacant by the board of directors and a successor chosen by the board.

            4.8. Secretary. The secretary shall see that the minutes of all meetings of stockholders, of the board of directors and of any standing committees are kept. He or she shall be the custodian of the corporate seal, and shall affix it to all proper instruments when deemed advisable by him or her. He or she shall give or cause to be given required notices of all meetings of the stockholders and of the board of directors. He or she shall have charge of all the books and records of the corporation except the books of account and in general shall perform all the duties incident to the office of the secretary of a corporation and such other duties as may be assigned to him or her.

            4.9. Treasurer. The treasurer shall have general custody of all the funds and securities of the corporation except such as may be required by law to be deposited with any state official; he or she shall see to the deposit of the funds of the corporation in such bank or banks as


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the board of directors may designate. Regular books of account shall be kept under his or her direction and supervision, and he or she shall render financial statements to the president, directors and stockholders at proper times. He or she shall have charge of the preparation and filing of such reports and financial statements and returns as may be required by law. He or she shall give to the corporation such fidelity bond as may be required, and the premium therefor shall be paid by the corporation as an operating expense.

            4.10. Assistant Secretaries. There may be such number of assistant secretaries as the board of directors may from time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant secretary shall have power or authority to collect, account for, or pay over any tax imposed by any federal, state of city government.

            4.11. Assistant Treasurers. There may be such number of assistant treasurers as the board of directors may from time to time fix, and such persons shall perform such functions as may be from time to time assigned to them. No assistant treasurer shall have the power or authority to collect, account for, or pay over any tax imposed by any federal, state or city government.

                                    SECTION 5

                         REPEAL, ALTERATION OR AMENDMENT

            These bylaws may be repealed, altered or amended or substitute bylaws may be adopted only by a majority of the board of directors at any time.


                                                /s/ J.W. Wilhoit
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                                                J.W. Wilhoit, President

ATTEST:

      /s/ T.A. Wilhoit
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      T.A. Wilhoit, Secretary


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